UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INTREPID POTASH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NNNNNNNNNNNN . + MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/IPI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Intrepid Potash, Inc. to be Held on May 24, 2016 Under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders of Intrepid Potash, Inc. are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or email copy. The items to be voted on and location of the annual meeting of stockholders are on the reverse side of this notice. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: www.envisionreports.com/IPI : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/IPI to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 8, 2016 to facilitate timely delivery. + C O Y 02B7XB NNNNNNNNN Stockholder Meeting Notice1234 5678 9012 345 IMPORTANT ANNUAL MEETING INFORMATION

. Intrepid Potash, Inc.’s Annual Meeting of Stockholders will be held on May 24, 2016, at the Denver City Center, Telluride Conference Room, 21st Floor, 707 17th Street, Denver, Colorado 80202 at 10:00 a.m. (Mountain Time). Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 -7: 1. To elect two Class II directors to our Board of Directors to serve three-year terms expiring at our 2019 annual meeting of stockholders: 01 - J. Landis Martin 02 - Barth E. Whitham To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016. To approve, on an advisory basis, our executive compensation. To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million to 400 million. To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at a ratio of 1-for-5, 1-for-10, 1-for-15, 1-for-20, or 1-for-25, with the exact ratio and effective time of the reverse stock split to be determined by our Board of Directors in its sole discretion. To approve our Amended and Restated Short-Term Incentive Plan. To approve our Amended and Restated Equity Incentive Plan. 2. 3. 4. 5. 6. 7. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. For information on how to obtain directions to attend the annual meeting, call 303-996-3764. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/IPI. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Intrepid Potash, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 8, 2016. g g 02B7XB Annual Stockholders’ Meeting Notice